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                                                                      Exhibit 23




                          Independent Auditors' Consent

The Board of Directors
The CIT Group, Inc.:


We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-74847) of Newcourt Equipment Trust Securities 1999-1 of our report dated April 13, 2000 relating to management's assertion about AT&T Capital Corporation's compliance with control criteria set forth in Exhibit I of management's assertion, which appears as Exhibit 99(b) of the Form 10-K, as of December 1, 1999 and for the period from August 1, 1999 through December 31, 1999, which report appears as Exhibit 99(a) of this Form 10-K.



S/KPMG LLP

KPMG LLP
Short Hills, New Jersey
April 13, 2000